Exhibit 99.2

To	All Liberty Global Employees

From	Liberty Global Corporate Communications

Date	16 November 2015

Subject	A message from President & CEO Mike Fries

Please see the announcement below from Mike Fries, President & CEO of Liberty Global, regarding the Company’s recommended share acquisition of Cable & Wireless Communications.

Today, Liberty Global announced a recommended offer to purchase all of the shares of Cable & Wireless Communications in a transaction that will significantly strengthen our presence in Latin America and the Caribbean.

Given the importance of this transaction, we wanted to inform you personally.

The combination of Cable & Wireless's assets with our existing operations in Chile and Puerto Rico would create a powerhouse in the region, providing  video, broadband, fixed and mobile telephony services to 10 million subscribers in the region.

The creation of this leading new platform would also represent the first major transaction since the formation of our LiLAC division to hold our Latin American and Caribbean operations. CWC is the leading telecoms operator in Panama and the Caribbean with leading market positions in 16 out of the 18 broadband markets and 10 out of the 16 mobile markets in which it operates combined with a comprehensive B2B portfolio including an extensive terrestrial and submarine backbone.

We are proud to be announcing this recommended offer, which underlines our commitment to the Latin American and Caribbean region. It also complements our operations in Europe, where we provide 53 million video, data and voice services to 26 million customers.

Today's announcement reinforces our position as the world’s leading broadband communications company, with significant scale and an unparalleled commitment to innovation and growth.

For your information the press release, which was issued earlier today is attached. As is the case in any large public company transaction, there is a lot of work to do to get to closing, including shareholder approvals. If the transaction does close it would probably be sometime in early Q2 of 2016. In the meantime, we would like to thank you all for your continued hard work and commitment to the success of our Company.

Kind regards,

Mike

Additional Information and Where to Find it:

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cable & Wireless Communications Plc (“CWC”) by Liberty Global plc (“Liberty Global”), including the issuance of shares of Liberty Global ordinary shares in respect of the proposed acquisition. In connection with the foregoing proposed issuance of Liberty Global ordinary shares, Liberty Global expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). To the extent Liberty Global effects the acquisition of CWC as a Scheme under United Kingdom law, the issuance of Liberty Global ordinary shares in the acquisition would not be expected to require registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 3(a)(10) under the Act. In the event that Liberty Global determines to conduct the acquisition pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC containing a prospectus with respect to the Liberty Global ordinary shares that would be issued in the acquisition. INVESTORS AND SECURITY HOLDERS OF LIBERTY GLOBAL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT LIBERTY GLOBAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIBERTY GLOBAL, THE PROPOSED ISSUANCE OF LIBERTY GLOBAL ORDINARY SHARES, AND THE PROPOSED ACQUISITION. The preliminary proxy statement, the definitive proxy statement, the registration statement/prospectus, in each case as applicable, and other relevant materials in connection with the proposed issuance of Liberty Global ordinary shares and the acquisition (when they become available), and any other documents filed by Liberty Global with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by sending a request to: Liberty Global, 12300 Liberty Boulevard, Englewood, CO 80112, USA, Attention: Investor Relations.

Participants in a Solicitation

The directors and executive officers of Liberty Global and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the transaction. Information regarding the directors and executive officers of Liberty Global and other participants in the proxy solicitations and a description of their respective direct and indirect interests, by security holdings or otherwise, is contained in Liberty Global’s proxy statement filed with the SEC on April 29, 2015.